CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Storage Alliance, Inc. (the "Company") on Form 10-QSB for the period ended July 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Jeff Ascah, the President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Jeff Ascah

/s/ Jeff Ascah
President and Chief Executive Officer
(Principal Executive Officer and Principal Financial Officer)

September 15, 2003